                                                                   EXHIBIT 10.32


                    EMPLOYMENT AND NONCOMPETITION AGREEMENT


     This AGREEMENT (the "Agreement") is made as of December 18, 1998 (the "Effective Date"), by and between Rogers-American Company, Inc., a North Carolina corporation (the "Employer"), and Douglas H. Holstein (the "Executive"). In consideration of the mutual covenants contained in this Agreement, the Employer and the Executive agree as follows:

     1.   Employment.  The Employer agrees to employ the Executive and the
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Executive agrees to be employed by the Employer on the terms and conditions set forth in this Agreement.

     2.   Capacity.  The Executive shall initially serve the Employer as
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President, subject to election by the Board of Directors of the Employer (the
"Board of Directors"). The Executive shall also serve the Employer in such other or additional offices as the Executive may be requested to serve by the Board of Directors or the Chief Executive Officer. In such capacity or capacities, the Executive shall perform such services and duties in connection with the business, affairs and operations of the Employer as may be assigned or delegated to the Executive from time to time by or under the authority of the Board of Directors or the Chief Executive Officer.

     3.   Term.  Subject to the provisions of Section 6, the term of employment
          ----
pursuant to this Agreement shall be three (3) years from the Effective Date (the "Initial Term") and shall continue from month to month thereafter (the "Extended Term"), subject to either party's thirty (30) day advance notice of non-renewal (a "Non-renewal Notice").

     4.   Compensation and Benefits.  The regular compensation and benefits
          -------------------------
payable to the Executive under this Agreement shall be as follows:

          (a) Salary.  For all services rendered by the Executive under this
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     Agreement, the Employer shall pay the Executive a salary (the "Salary") at the annual rate of THREE HUNDRED THOUSAND DOLLARS ($300,000), subject to increase from time to time in the discretion of the Board of Directors or the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Salary shall be payable in periodic installments in accordance with the Employer's usual practice for its senior executives.

          (b) Bonus. Beginning with the fiscal year ending December 31, 1998,
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     the Executive shall be entitled to participate in an annual incentive program established by the Board of Directors or the Compensation Committee with such terms as may be established in the sole discretion of the Board of Directors or Compensation Committee.

          (c) Regular Benefits.  From and after the commencement of the Initial
              ----------------
     Term, the Executive shall continue to participate in such employee benefit plans of Rogers-American Company, Inc. in which the Executive participated prior to the acquisition of Rogers-American Company, Inc. and which may have been adopted or assumed by the Employer in its sole discretion (the "Predecessor Plans"). The Executive may continue to participate in each such Predecessor Plan, in accordance with and subject to each such Predecessor Plan's terms and conditions, as may be modified or amended from time to time by the Employer, until such time as the Employer terminates any such Predecessor Plan. Thereafter, the Executive shall be entitled to participate in any employee benefit plans, including, without limitation, medical insurance plans, life insurance plans, disability income plans, retirement plans, and other benefit plans, which the Employer may from time to time have in effect for all or most of its senior executives. During the Initial Term, the Employer shall provide the Executive with medical insurance coverage that is substantially equivalent to the medical insurance coverage applicable to the Executive immediately prior to the acquisition of Rogers-American Company, Inc. The Executive's participation in any employee benefit plan shall at all times be subject to the terms of the applicable plan documents, generally applicable policies of the Employer, applicable law and the discretion of the Board of Directors, the Compensation Committee or any administrative or other committee provided for in or contemplated by any such plan. Nothing contained in this Agreement shall be construed to create any obligation on the part of the Employer to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time.

          (d) Other Benefits and Perquisites.
              ------------------------------

               (i) Expenses.  The Employer shall reimburse the Executive for
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               expenses reasonably incurred by the Executive in furtherance of his duties for the Employer hereunder. The Employer's obligation to reimburse the Executive for such expenses shall be subject to the Employer's expense reimbursement policies, as established, modified or amended by the Employer from time to time, and the submission by the Executive of documentation in a form acceptable to the Employer.

               (ii) Automobile.  During the Initial Term, the Executive shall be
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               entitled to use an automobile supplied by the Employer and to receive reimbursement from the Employer for business-related automobile expenses to the extent that and subject to substantially equivalent terms and conditions on which Rogers-American Company, Inc. provided such benefits to the Executive immediately prior to the acquisition of Rogers-American Company, Inc.

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

               (iii)  Vacation.  The Executive shall be entitled to accrue on a
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               pro rata basis up to four (4) weeks of paid vacation per year.
               The Executive's entitlement to carry-over unused vacation from year to year shall be subject to vacation policies established, and as modified or amended, from time to time by the Employer; provided, that nothing contained herein shall be construed to require the Employer to permit the carry-over of unused vacation.

          (e) Taxation of Payments and Benefits.  The Employer shall undertake
              ---------------------------------
     to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Employer to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

          (f) Exclusivity of Salary and Benefits.  The Executive shall not be
              ----------------------------------
     entitled to any payments or benefits other than those provided under this Agreement.

     5.   Extent of Service.  During the Executive's employment under this
          -----------------
Agreement, the Executive shall, subject to the direction and supervision of the Board of Directors or the Chief Executive Officer, devote the Executive's full business time, best efforts and business judgment, skill and knowledge to the advancement of the Employer's interests and to the discharge of the Executive's duties and responsibilities under this Agreement. The Executive shall not engage in any other business activity, except as may be approved by the Board of Directors; provided that nothing in this Agreement shall be construed as preventing the Executive from:

          (a) investing the Executive's assets in any company or other entity in a manner not prohibited by Section 7(d) and in such form or manner as shall not require any material activities on the Executive's part in connection with the operations or affairs of the companies or other entities in which such investments are made; or

          (b) engaging in religious, charitable or other community or non-profit activities that do not impair the Executive's ability to fulfill the Executive's duties and responsibilities under this Agreement.

     6.   Termination and Termination Benefits.  Notwithstanding the provisions
          ------------------------------------
of Section 3, the Executive's employment under this Agreement shall terminate under the following circumstances set forth in this Section 6.

          (a) Termination by the Employer for Cause.  The Executive's employment
              -------------------------------------
     under this Agreement may be terminated for cause without further liability on the part of the Employer effective immediately upon a vote of the Board of Directors and written notice to the Executive. Only the following shall constitute "cause" for such termination:

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

               (i) dishonest statements or acts of the Executive with respect to the Employer or any affiliate of the Employer which constitute material disloyalty or dishonesty toward the Employer or any affiliate of the Employer or cause significant damage to the Employer or any affiliate of the Employer, including damage to the business reputation of the Employer or any affiliate of the Employer;

               (ii) the commission by or indictment of the Executive for (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud ("indictment," for these purposes, meaning an indictment, probable cause hearing or any other procedure pursuant to which an initial determination of probable or reasonable cause with respect to such offense is made);

               (iii) failure to perform to the reasonable satisfaction of the Board of Directors a substantial portion of the Executive's duties and responsibilities reasonably assigned or delegated under this Agreement, which failure continues, in the reasonable judgment of the Board of Directors, after written notice given to the Executive by the Board of Directors;

               (iv) gross negligence, willful misconduct or insubordination of the Executive with respect to the Employer or any affiliate of the Employer which is repeated or continued by the Executive, in the reasonable judgment of the Board of Directors, after written notice given to the Executive by the Board of Directors; or

               (v) material breach by the Executive of any of the Executive's obligations under this Agreement, which breach is repeated or continued by the Executive, in the reasonable judgment of the Board of Directors, after written notice given to the Executive by the Board of Directors.

     Notwithstanding the foregoing, the Executive's employment may not be terminated for cause as a result of the Executive's refusal to comply with any request by the Employer to relocate the Executive's principal place of employment to a new location that is beyond a fifty (50) mile radius from the Executive's current principal place of employment.

          (b) Termination by the Executive.  The Executive's employment under
              ----------------------------
     this Agreement may be terminated by the Executive by written notice to the Board of Directors at least thirty (30) days prior to such termination.

          (c) Termination by the Employer Without Cause.  Subject to the payment
              -----------------------------------------
     of Termination Benefits pursuant to Section 6(d), the Executive's employment under this Agreement may be terminated by the Employer without cause upon written notice to the Executive by a vote of the Board of Directors at least thirty (30) days prior to such termination, provided that, the Employer, in its sole discretion, may elect to provide the Executive with pay in lieu of all or a portion of such notice.

          (d) Certain Termination Benefits.  Unless otherwise specifically
              ----------------------------
     provided in this Agreement or otherwise required by law, all compensation and benefits payable to the Executive under this Agreement shall terminate on the date of termination of the Executive's employment under this Agreement pursuant to this Section 6 or due to delivery of a Non-renewal Notice from either party to the other. Notwithstanding the foregoing, in the event of termination of the Executive's employment with the Employer pursuant to Section 6(c) above, the Employer shall provide to the Executive the following termination benefits ("Termination Benefits"):

               (i) continuation of the Salary at the rate then in effect pursuant to Section 4(a);

               (ii) continuation of group health plan benefits, (A) if permitted by Employer's health plan or if Employer self-insures (provided that Employer shall have no obligation to self-insure), until the expiration of the Initial Term, or (B) if not permitted by Employer's health plan, to the extent authorized by and consistent with 29 U.S.C (S) 1161 et seq. (commonly known as "COBRA"), in either case with the cost of the regular premium for such benefits shared in the same relative proportion by the Employer and the Executive as in effect on the date of termination; and

               (iii) continuation of automobile benefits as in effect on the date of termination pursuant to Section 4(d)(ii).

     The Termination Benefits set forth in (i) above shall continue effective until the later of (A) the expiration of the Initial Term or (B) for twelve months from the date of termination of employment, provided that the Executive shall not have breached, (1) as of the date of termination, any of his or her covenants or agreements contained in Sections 7 and 8 of this Agreement or (2) thereafter, any of his or her covenants or agreements contained in this Agreement. The Termination Benefits set forth in (ii) and (iii) above shall continue effective until the expiration of the Initial Term, provided that the Executive shall not have breached, (x) as of the date of termination, any of his or her covenants or agreements contained in Section 7 and 8 of this Agreement or
(y) thereafter, any of his or her covenants or agreements contained in this Agreement. In the event that the Executive commences any employment or self-employment during the period during which the Executive is entitled to receive Termination Benefits (the "Termination Benefits Period"), the remaining amount of Salary due for the period from the commencement of such employment or self-employment to the end of the Termination Benefits Period shall be reduced by one-half and the Termination Benefits provided under Sections 6(d)(ii) and (iii) shall cease effective as of the date of commencement of such employment or self-employment. The Employer's liability for Salary continuation pursuant to Section 6(d)(i) shall be reduced by the amount of any severance pay due or otherwise paid to the Executive pursuant to any severance pay plan or stay bonus plan of the Employer. Notwithstanding the foregoing, nothing in this Section 6(d) shall be construed to affect the Executive's right to receive COBRA continuation entirely at the Executive's own cost to the extent that the Executive may continue to be entitled to COBRA continuation after the Executive's right to cost sharing under
Section 6(d)(ii) ceases. The Executive shall be obligated to give prompt notice of the date of commencement of any employment or self-employment during the Termination Benefits Period and shall respond promptly to any reasonable inquiries concerning any employment or self-employment in which the Executive engages during the Termination Benefits Period.

          (e) Disability.  If the Executive shall be disabled so as to be unable
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     to perform the essential functions of the Executive's then existing position or positions under this Agreement with or without reasonable accommodation, the Chief Executive Officer or the Board of Directors may remove the Executive from any responsibilities and/or reassign the Executive to another position with the Employer for the remainder of the Initial Term or, if the Initial Term has expired, any Extended Term, or during the period of such disability. Notwithstanding any such removal or reassignment, the Executive shall continue to receive the Executive's full Salary (less any disability pay or sick pay benefits to which the Executive may be entitled under the Employer's policies) and benefits under Section 4 of this Agreement (except to the extent that the Executive may be ineligible for one or more such benefits under applicable plan terms) for a period of time equal to the remainder of the Initial Term or, if the Initial Term has expired, any Extended Term, provided that the Executive remains employed by the Employer during such period. In the event that the Employer terminates the Executive's employment without cause pursuant to
     Section 6(c) or the Employer delivers a Non-renewal Notice to the Executive, in either case due to the Executive's continuing inability to perform the essential functions of the Executive's then existing position or positions, the Executive shall be eligible to receive Termination Benefits subject to and in accordance with the terms and conditions of
     Section 6(d), provided that the Executive's Termination Benefits additionally shall be subject to reduction by the amount of any payments the Executive receives under any disability benefit plan or plans or insurance policies the Employer maintains for the Executive, or under worker's compensation, or state or federal disability benefit programs. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive's then existing position or positions with or without reasonable accommodation, the Executive may, and at the request of the Employer shall, submit to the Employer a certification in reasonable detail by a physician selected by the Employer to whom the Executive or the Executive's guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, the Employer's determination of such issue shall be binding on the Executive. Nothing in this Section 6(e) shall be construed to waive the Executive's rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. (S)2601 et seq. and the Americans with Disabilities Act, 42 U.S.C.
     (S)12101 et seq.

          (f) Deductibility of Payments.  It is the intention of the Executive
              -------------------------
     and of the Employer that no payments by the Employer to or for the benefit of the Executive under this Agreement or any other agreement or plan, if any, pursuant to which the Executive is entitled to receive payments or benefits shall be nondeductible to the Employer by reason of the operation of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), relating to parachute payments or any like statutory or regulatory provision. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said Section 280G or any like statutory or regulatory provision, any such payments exceed the amount which can be deducted by the Employer, such payments shall be reduced to the maximum amount which can be deducted by the Employer. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Executive, such excess payments shall be refunded to the Employer with interest thereon at the applicable Federal rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such payments shall be nondeductible to the Employer by reason of the operation of said Section 280G or any like statutory or regulatory provision. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said Section 280G or any like statutory or regulatory provision, the Executive shall determine which method shall be followed, provided that if the Executive fails to make such determination within forty-five (45) days after the Employer has given notice of the need for such reduction, the Employer may determine the method of such reduction in its sole discretion.

     7.   Confidential Information, Noncompetition and Cooperation.
          --------------------------------------------------------

          (a) Confidential Information.  As used in this Agreement,
              ------------------------
     "Confidential Information" means information belonging to the Employer which is of value to the Employer in the course of conducting its business and the disclosure of which could result in a competitive or other disadvantage to the Employer. Confidential Information includes, without limitation, financial information, reports, and forecasts; market or sales information, plans, methods and techniques; pricing policies; customer lists; price lists; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Employer. Confidential Information includes information developed by the Executive in the course of the Executive's employment by the Employer, as well as other information to which the Executive may have access in connection with the Executive's employment. Confidential Information also includes the confidential information of others with which the Employer has a business relationship, including without limitation its principals, packers and suppliers. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of the Executive's duties under Section 7(b).

          (b) Confidentiality.  The Executive understands and agrees that the
              ---------------
     Executive's employment creates a relationship of confidence and trust between the Executive and the Employer with respect to all Confidential Information. At all times, both during the Executive's employment with the Employer and after its termination, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Employer, except as may be necessary in the ordinary course of performing the Executive's duties to the Employer.

          (c) Documents, Records, etc.  All documents, records, data, apparatus,
              ------------------------
     equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Employer or are produced by the Executive in connection with the Executive's employment will be and remain the sole property of the Employer. The Executive will return to the Employer all such materials and property as and when requested by the Employer. In any event, the Executive will return all such materials and property immediately upon termination of the Executive's employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

          (d) Noncompetition and Nonsolicitation.  During the Initial Term and
              ----------------------------------
     any Extended Term(s) and for one (1) year thereafter (or during the Termination Benefits Period, if longer) (the "Restricted Period"), the Executive (i) will not, directly or indirectly, whether as owner, partner, shareholder, advisor, consultant, agent, employee, co-venturer, creditor, officer, director, trustee or otherwise, engage, participate, assist or invest in any Restricted Business within the Territory (as those terms are hereinafter defined); (ii) will refrain from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave employment with the Employer (other than terminations of employment of subordinate employees undertaken in the course of the Executive's employment with the Employer); and (iii) will refrain from soliciting or encouraging any principal, customer or supplier to terminate or otherwise modify adversely its business relationship with the Employer. The Executive understands that the restrictions set forth in this Section 7(d) are intended to protect the Employer's interest in its Confidential Information and established employee, customer and supplier relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose.

     For purposes of this Agreement, the term "Restricted Business" shall mean any business which is competitive with:

          (A) any business conducted by the Employer on the date of the termination of Executive's employment with the Employer, and

          (B) any business conducted by the Employer within the twelve (12) month period immediately preceding the termination of Executive's employment with the Employer, and

          (C) any business the Employer actively considered entering within twelve (12) months preceding the date of the termination of Executive's employment with the Employer if the Executive had knowledge of such consideration and the Employer in fact commences conducting such business during the Restricted Period.
          Notwithstanding the foregoing, the Executive may own up to one percent (1%) of the outstanding stock of a publicly held corporation which constitutes or is affiliated with a Restricted Business.

     For purposes of this Agreement, the term "Territory" shall mean:

          (A) any geographic area in which the Employer engaged in business and for which the Executive had any responsibility at the time of the termination of the Executive's employment or within the twelve (12) month period preceding termination, and

          (B) any geographic area in which the Employer engaged in business at the time of the termination of the Executive's employment or within the twelve (12) month period preceding termination, and

          (C) any geographic area in which the Employer actively considered conducting business within twelve (12) months preceding the date of the termination of Executive's employment with the Employer if the Executive had knowledge of such consideration and the Employer in fact commences conducting business therein during the Restricted Period.

          The parties acknowledge and agree that for purpose of this Section 7, the term "Employer" includes the Employer, its related and affiliated entities, and their respective predecessors, successors and assigns.

          (e)  Principals and Customers.  For purposes of construing the
               ------------------------
     provisions of   this Section 7, any and all persons, firms and entities for
     whom the Employer performs   services, to whom the Employer sells or from
     whom the Employer solicits and obtains orders, in the course of its business, are and shall be deemed the principals and/or customers of the Employer (or its principals), both during and after the Term, notwithstanding the fact that some or all of said persons, firms or entities may have been induced to give their business to the Employer by the solicitation by the Executive, or by someone on his or her behalf, either during the usual working hours of the Executive or otherwise, and notwithstanding the fact that all or some of such persons, firms or entities may have previously been principals or customers of (i) the Executive, (ii) any corporation or other entity with which the Executive was formerly employed or which was controlled or owned, in whole or in part, by the Executive, or (iii) any principal of such corporation or entity.

          (f) Third-Party Agreements and Rights.  The Executive hereby confirms
              ---------------------------------
     that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive's use or disclosure of information or the Executive's engagement in any business. The Executive represents to the Employer that the Executive's execution of this Agreement, the Executive's employment with the Employer and the performance of the Executive's proposed duties for the Employer will not violate any obligations the Executive may have to any such previous employer or other party. In the Executive's work for the Employer, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive will not bring to the premises of the Employer any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

          (g) Litigation and Regulatory Cooperation.  During and after the
              -------------------------------------
     Executive's employment, the Executive shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer which relate to events or occurrences that transpired while the Executive was employed by the Employer. The Executive's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer at mutually convenient times. During and after the Executive's employment, the Executive also shall cooperate fully with the Employer in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Employer. The Employer shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive's performance of obligations pursuant to this Section 7(g).

          (h) Injunction.  The Executive agrees that it would be difficult to
              ----------
     measure any damages caused to the Employer which might result from any breach by the Executive of the promises set forth in this Section 7, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, subject to Section 8 of this Agreement, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of this Agreement, the Employer shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Employer.

     8.   Arbitration of Disputes.   Any controversy or claim arising out of or
          -----------------------
relating to this Agreement or the breach thereof or otherwise arising out of the Executive's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in Charlotte, North Carolina in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. In the event that any person or entity other than the Executive or the Employer may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 8 shall be specifically enforceable. Notwithstanding the foregoing, this Section 8 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 8.

     9.   Consent to Jurisdiction.  To the extent that any court action is
          -----------------------
permitted consistent with or to enforce Section 8 of this Agreement, the parties hereby consent to the jurisdiction of the courts of the State of North Carolina and (to the extent subject matter jurisdiction exists therefor) of the United States District Court for the Western District of North Carolina. Accordingly, with respect to any such court action, the Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

     10.  Integration.  This Agreement constitutes the entire agreement between
          -----------
the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter.

     11.  Assignment; Successors and Assigns, etc.  Neither the Employer nor the
          ---------------------------------------
Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided that the

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

Employer may assign its rights under this Agreement without the consent of the Executive in the event that the Employer shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Employer and the Executive and their respective successors, executors, administrators, heirs and permitted assigns.

     12.  Enforceability.  If any portion or provision of this Agreement
          --------------
(including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     13.  Waiver.  No waiver of any provision hereof shall be effective unless
          ------
made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     14.  Notices.  Any notices, requests, demands and other communications
          -------
provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Employer or, in the case of the Employer, at its main offices, attention of the Chief Executive Officer, and shall be effective on the date of delivery in person or by courier or three (3) days after the date mailed.

     15.  Amendment.  This Agreement may be amended or modified only by a
          ---------
written instrument signed by the Executive and by a duly authorized representative of the Employer.

     16.  Governing Law.  This is a North Carolina contract and shall be
          -------------
construed under and be governed in all respects by the laws of the State of North Carolina, without giving effect to the conflict of laws principles of such State. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Fourth Circuit.

     17.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

                                 [End of text]

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

    IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employer, by its duly authorized officer, and by the Executive, as of the Effective Date.

                              EMPLOYER:

                              ROGERS-AMERICAN COMPANY, INC.


                              By: /s/ Marty D. Carter
                                 ---------------------------------
                                 Marty D. Carter
                                 Chief Financial Officer

                              EXECUTIVE:


                              /s/ Douglas H. Holstein
                              ---------------------------------
                              Douglas H. Holstein

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